EX-99.906CERT

SECTION 906 CERTIFICATIONS

                            SECTION 906 CERTIFICATION

     Joseph D. Gallagher, Chief Executive Officer, and Michael A. Pignataro, Chief Financial Officer, of The Emerging Markets Telecommunications Fund, Inc. (the "Fund"), each certify to the best of his knowledge that:

(1) The Fund's periodic report on Form N-CSR for the period ended May 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

     /S/ JOSEPH D. GALLAGHER                         /S/ MICHAEL A. PIGNATARO
     -----------------------                         ------------------------
     Joseph D. Gallagher                             Michael A. Pignataro
     Chief Executive Officer                         Chief Financial Officer
     July 29, 2003                                   July 29, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.